Exhibit 99.1 Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 The undersigned certifies, pursuant to 18 U.S.C. Section 1350, that:
(1)	The accompanying Quarterly Report on Form 10-Q for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 4, 2003	By: s/ Marti Morfitt Marti Morfitt President & Chief Executive Officer

By: s/ David J. Byrd David J. Byrd President of Finance, Chief Financial Officer and Treasurer